EXHIBIT 11.0

                            DIGITAL BIOMETRICS, INC.
                   STATEMENT RE: COMPUTATION OF LOSS PER SHARE

The per share computations are based on the weighted average number of common shares outstanding during the periods.

                                                              Three Months Ended                  Nine Months Ended
                                                                   June 30,                           June 30,
                                                      ----------------------------------- ----------------------------------
                                                              1997              1996              1997             1996
                                                          ------------      ------------      ------------      ------------
Shares outstanding at beginning of period                   12,060,122         9,374,189        10,777,288         7,833,633

Shares issued under retirement plan                               --                --              41,798            16,831

Restricted stock awards, net of forfeitures                       --                --              19,072            17,456

Exercise of options and warrants                                 7,500              --               7,500           157,500

Shares issued from debenture and related interest
     conversion                                                263,916         1,342,808         1,485,880         2,691,577

                                                          ------------      ------------      ------------      ------------
Shares outstanding at end of period                         12,331,538        10,716,997        12,331,538        10,716,997
                                                          ============      ============      ============      ============

Weighted average shares outstanding (A)                     12,296,752        10,565,580        11,574,448         9,011,169
                                                          ============      ============      ============      ============

Net loss                                                  $ (3,103,311)     $ (2,466,750)     $ (5,169,830)     $ (7,744,297)
                                                          ============      ============      ============      ============

Loss per common share                                     $      (0.25)     $      (0.23)     $      (0.45)     $      (0.86)
                                                          ============      ============      ============      ============

(A) Stock options and other common share equivalents are not included in the calculation of the net loss per common share for the three- and nine-month periods ended June 30, 1997 and 1996 as their effect is antidilutive.